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                                 EXHIBIT 21.1
                          SUBSIDIARIES OF THE COMPANY


                                                             JURISDICTION OF
PARENT                               SUBSIDIARY              ORGANIZATION
------                               ----------              ------------
Medical Advisory Systems, Inc.       Doc-Talk LLC Delaware   Delaware
Medical Advisory Systems, Inc.       TLC, Inc.               Delaware

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